Exhibit 10.9

WORKING CAPITAL MAINTENANCE AGREEMENT

THIS WORKING CAPITAL MAINTENANCE AGREEMENT (as amended, restated, modified or supplemented from time to time, the “Agreement”) is dated as of December 15, 2016, and is entered into by and between AURORA COOPERATIVE ELEVATOR COMPANY, a Nebraska cooperative corporation (“ACE”), and PACIFIC ETHANOL, INC., a corporation organized and existing under the laws of Delaware (“PEI”) (ACE and PEI are hereinafter referred to individually and collectively as the “Contributor”), in favor of COBANK, ACB, a federally-chartered instrumentality of the United States (“CoBank”) .

RECITALS

WHEREAS, Pacific Aurora, LLC, a limited liability company organized and existing under the laws of Delaware (“PAL”), Pacific Ethanol Aurora East, LLC, a limited liability company organized and existing under the laws of Delaware (“AE”), and Pacific Ethanol Aurora West, LLC, a limited liability company organized and existing under the laws of Delaware (“AW”) (PAL, AE and AW are hereinafter referred to individually and collectively as the “Company”), and CoBank have entered into that certain Credit Agreement dated of even date herewith (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, Contributor has a direct or indirect ownership interest in the Company and will derive substantial economic benefits from the loans made by CoBank to the Company under the Credit Agreement; and

WHEREAS, it is a condition precedent to CoBank making the loans to the Company under the Credit Agreement that Contributor execute and deliver to Lender a working capital maintenance agreement in substantially the form hereof, and Contributor desires to satisfy such condition precedent;

NOW, THEREFORE, for and in consideration of the premises set forth above, which are incorporated into the Agreement by this reference, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, Contributor agrees as follows:

AGREEMENT

SECTION 1 Certain Definitions and Rules of Construction. Capitalized terms not otherwise defined in this Agreement shall have the respective meanings ascribed to them by the Credit Agreement, including Annex A thereto, and the Rules of Construction set forth in such Annex A shall apply to this Agreement.

SECTION 2 Contribution of Capital. Contributor agrees to contribute capital to PAL from time to time in accordance with this Agreement to ensure that the Company maintains the minimum Working Capital threshold of the Consolidated Group required under Section 8.1 of the Credit Agreement (the “Working Capital Threshold”). In the event that, at the end of any calendar month, the Working Capital of the Consolidated Group is less than the Working Capital Threshold required for such month, Contributor shall, jointly and severally, pay cash to PAL, as an equity contribution and not as a loan (except with the prior written consent of CoBank, which consent, if given, may be subject to the execution of a subordination agreement in form and substance satisfactory to CoBank), in an amount necessary to increase the Working Capital of the Consolidated Group to the Working Capital Threshold (the “Capital Contribution”). Contributor shall make all Capital Contributions no later than (a) three (3) days after the Company delivers its Compliance Certificate to CoBank for the applicable calendar month or (b) thirty-three (33) days after the end of the applicable calendar month, whichever occurs first, and shall contemporaneously deliver to CoBank evidence of such Capital Contribution reasonably satisfactory to CoBank. Contributor agrees that any Capital Contribution shall be deemed to be an equity contribution to the capital of PAL and such payment shall not be deemed a loan or cause Contributor to be a creditor of PAL or the Company (except with the prior written consent of CoBank, which consent, if given, may be subject to the execution of a subordination agreement in form and substance satisfactory to CoBank). For the avoidance of doubt, any Capital Contribution required to be made by PEI may be made by PEI through PEC.

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SECTION 3 Limitation on Working Capital Contributions. Notwithstanding any provision in this Agreement to the contrary, the obligations of Contributor under this Agreement shall be limited to the aggregate of Fifteen Million Dollars ($15,000,000) in Capital Contributions.

SECTION 4 Joint and Several Obligations. Contributor’s obligations hereunder shall be joint and several, and independent of the obligations under any other Loan Documents and any Obligations of the Company, and a separate action or actions may be brought and prosecuted against Contributor whether action is brought against the Company or whether the Company be joined in any such action or actions; and Contributor waives the benefit of any statutes of limitations or right to reduction, setoff or other modification affecting its liability hereunder or the enforcement thereof. Contributor’s obligations under this Agreement shall be primary, absolute and unconditional, irrespective of, and unaffected by (a) changes in the ownership of the Company resulting in Contributor’s ownership interest, direct or indirect, being increased, reduced or eliminated; (b) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Credit Agreement or any other Loan Document; and (c) the absence of any action to enforce the Credit Agreement or any other Loan Documents or the waiver or consent by CoBank with respect to any of the provisions of the Credit Agreement or any other Loan Document.

SECTION 5 Authorities of CoBank. Contributor authorizes CoBank, without notice or demand and without affecting liability hereunder, from time to time, to (a) grant additional credit to the Company, or renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Obligations or any part thereof, including increase or decrease of the rate of interest thereon; (b) amend or modify the Working Capital Threshold, the time for measuring the Working Capital Threshold or any provisions relating to the Working Capital Threshold; (c) amend or modify, in any manner whatsoever, the Credit Agreement or other Loan Documents; (d) take any action under or in respect of the Credit Agreement or other Loan Documents in exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges; and (e) extend or waive the time for any of Contributor’s or the Company’s performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Credit Agreement or other Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance..

SECTION 6 Waivers. Contributor hereby expressly waives to the extent permitted by applicable law:

(a)       Any right to require CoBank, as a condition to proceeding against Contributor, to (i) proceed against the Company or any other person; (ii) proceed against or exhaust any security held from the Company; or (iii) pursue any other remedy in CoBank’s power whatsoever.

(b)       Any defense arising by reason of any disability or other defense or counter-claim that the Company may assert on the underlying debt, including but not limited to failure of consideration, breach of warranty, fraud, statute of frauds, bankruptcy, statute of limitations, lender liability, accord and satisfaction, and usury or by reason of the cessation from any cause whatsoever of the liability of the Company.

(c)       The pleading or assertion of any defense based on the failure of CoBank to keep Contributor informed of the financial and business status of the Company, it being expressly acknowledged by Contributor that it is Contributor’s responsibility to keep so informed.

(d)       All setoffs and counterclaims, and all presentments, demands for performance, notices of nonperformance, protests, notices of dishonor, notices of sale of foreclosure of any security for the payment of the Obligations under the Credit Agreement, and notices of acceptance of this Agreement and of the existence, creation, of incurring or new or additional Indebtedness.

CONTRIBUTOR WARRANTS AND AGREES THAT EACH OF THE WAIVERS SET FORTH IN THIS AGREEMENT IS MADE WITH CONTRIBUTOR’S FULL KNOWLEDGE OF ITS SIGNIFICANCE AND CONSEQUENCES AND THAT, UNDER THE CIRCUMSTANCES, THE WAIVERS ARE REASONABLE AND NOT CONTRARY TO PUBLIC POLICY OR LAW. IF ANY SUCH WAIVER IS DETERMINED TO BE CONTRARY TO ANY APPLICABLE LAW OR PUBLIC POLICY, SUCH WAIVER SHALL BE EFFECTIVE ONLY TO THE EXTENT PERMITTED BY LAW OR PUBLIC POLICY.

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SECTION 7 No Waiver. No exercise or nonexercise of any right hereby given CoBank, no dealing by CoBank with the Company, no change, impairment, or suspension of any of CoBank’s rights or remedies, shall in any way affect any of the obligations of Contributor hereunder nor give Contributor any recourse against CoBank. Contributor represents to CoBank that Contributor is now and will be completely familiar with the business, operation, and condition of the Company, and Contributor waives any right to require CoBank to notify Contributor of any facts concerning the Company, unknown to Contributor, material or otherwise, which might affect the relationship of CoBank, Contributor and the Company.

SECTION 8 Contributor’s Representations. Contributor represents and warrants that: (a) the authorization, execution, delivery and performance by Contributor of this Agreement are within Contributor’s powers; (b) this Agreement has been duly authorized, executed and delivered by Contributor, and constitutes a valid and binding obligation of Contributor, enforceable against it in accordance with its respective terms; (c) the execution, delivery and performance by Contributor of this Agreement (i) does not require any consent or approval of, registration or filing with, or any action by, any governmental body, agency, authority or any other person, except those as have been obtained or made and are in full force and effect, (ii) will not violate any applicable governmental rules, or the organizational or governing documents and agreements of Contributor and (iii) will not violate or result in a default under any indenture, agreement or other instrument binding on Contributor or any of Contributor’s assets or give rise to a right thereunder to require any payment to be made by Contributor.

SECTION 9 Costs of Enforcement. Contributor agrees to pay the attorneys’ fees of CoBank and all other costs and expenses which may be incurred by CoBank in the enforcement of this Agreement.

SECTION 10 Remedies Cumulative. This Agreement is entered into in favor of and to the benefit of Cobank and CoBank shall be entitled to enforce the terms and provisions hereof, including Contributor’s obligations to make any Capital Contribution, from time to time against Contributor as often as occasion therefor may arise and without the requirement that CoBank exhaust any other remedies available to it. CoBank’s rights under this Agreement are cumulative and not alternative, and shall not be exhausted by CoBank’s exercise of any one or more rights hereunder, or otherwise, or by any number of successive actions, unless and until all Obligations of the Company under the Credit Agreement and Contributor hereunder have been paid or performed. The liability under this Agreement shall continue notwithstanding the incapacity or disability of Contributor, and its benefits shall inure to CoBank’s successors and assigns. CoBank may assign this Agreement, in whole or in part, without notice to Contributor. Contributor waives all exemptions and all setoffs and counterclaims.

SECTION 11 Continuing Obligations. Contributor’s obligations under this Agreement shall not be discharged, and this Agreement shall remain in full force and effect, until all of the Obligations under the Credit Agreement have been satisfied in full, CoBank has no commitment to make any further advances to the Company under the Credit Agreement and Contributor has sent a valid written demand to CoBank for termination of this Agreement.

SECTION 12 Reinstatement of Agreement. This Agreement shall remain in full force and effect and continue to be effective in the event any petition is filed by or against Contributor or the Company for liquidation or reorganization, in the event Contributor or the Company becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee is appointed for all or any significant part of Contributor’s or the Company’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations under the Credit Agreement, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by CoBank, whether as a “voidable preference”, “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. In the event that any payment of the Obligations under the Credit Agreement, or any part thereof, is rescinded, reduced, restored or returned, the Obligations under the Credit Agreement or the part thereof so rescinded shall be reinstated, and Contributor’s obligations hereunder shall be reinstated.

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SECTION 13 Amendment. Neither this Agreement, nor any provision hereof, may be amended, modified, waived, or discharged except by an instrument in writing duly signed by, or on behalf of, CoBank.

SECTION 14 Severability. In case any right of CoBank herein shall be held to be invalid, illegal, or unenforceable, such invalidity, illegality and/or unenforceability shall not affect any other right granted hereby.

SECTION 15 Governing Law. This Agreement shall be deemed to be a contract under the Laws of the State of Colorado without regard to its conflict of laws principles.

SECTION 16 SUBMISSION TO JURISDICTION; SERVICE OF PROCESS; VENUE; WAIVER OF JURY TRIAL. CONTRIBUTOR HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN DENVER, COLORADO; PROVIDED THAT NOTHING CONTAINED IN THIS AGREEMENT WILL PREVENT COBANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST CONTRIBUTOR INDIVIDUALLY OR AGAINST ANY PROPERTY OF CONTRIBUTOR WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. CONTRIBUTOR ACKNOWLEDGES AND AGREES THAT THE VENUE PROVIDED ABOVE IS THE MOST CONVENIENT FORUM FOR CONTRIBUTOR AND COBANK. CONTRIBUTOR WAIVES ANY OBJECTION TO VENUE AND ANY OBJECTION BASED ON A MORE CONVENIENT FORUM IN ANY ACTION INSTITUTED UNDER THIS AGREEMENT. CONTRIBUTOR AND COBANK EACH HEREBY WAIVE TRIAL BY JURY IN CONNECTION WITH ANY ACTION INSTITUTED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

aurora cooperative elevator company

By:	/s/ Chris Vincent
Name:	Chris Vincent
Title:	Chief Executive Officer

pacific ethanol, inc.

By:	/s/ Bryon T. McGregor
Name:	Bryon T. McGregor
Title:	Chief Financial Officer

[Working Capital Maintenance Agreement Signature Page]

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